                                                                    EXHIBIT 12.1


                           GOTHIC ENERGY CORPORATION
               SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
   COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                                (in thousands)

                                                         YEARS ENDED DECEMBER 31,
                                        -------------------------------------------------------
                                              HISTORICAL                       PRO FORMA
                                        ---------------------          ------------------------
                                          1996          1997                    1997
                                        -------       -------          ------------------------
Loss before income taxes
   and extraordinary item               $(4,508)      $(3,677)         $(11,529)
Add:
   Interest on indebtedness               1,460         6,996            25,850
   Non cash interest on indebtedness        ---           ---             8,400
   Amortization of debt
       discount and financing
       costs                                 69         1,804             1,631
                                       --------      --------         ---------
Income as adjusted                       (2,979)        5,123            24,352
Fixed Charges:
   Interest on indebtedness               1,460         6,996            25,850
   Non cash interest on indebtedness        ---           ---             8,400
   Amortization of debt
       discount and financing
       costs                                 69         1,804             1,631
   Preferred dividends                    1,173           264             7,886
                                       --------      --------         ---------
                                        $ 2,702        $9,064          $ 43,767
Ratio of earnings to fixed
   charges                                  ---           0.6               0.6
                                       ========      ========         =========
Insufficiency of earnings to
   cover fixed charges                  $(5,681)      $(3,941)         $(19,415)
                                       ========      ========         =========

                                                      THREE MONTHS ENDED MARCH 31,
                                        -------------------------------------------------------
                                              HISTORICAL                       PRO FORMA
                                        ---------------------          ------------------------
                                          1997          1998                    1998
                                        -------       -------          ------------------------
Income (loss) before income taxes
   and extraordinary item               $   528       $(4,051)         $ (5,227)
Add:
   Interest on indebtedness                 806         7,113             6,536
   Interest income                          (17)         (166)             (166)
   Loss on sale of investments              ---           265               265
   Non cash interest on indebtedness        ---           ---             2,185
   Amortization of debt
       discount and financing
       costs                                380           920               359
                                       --------      --------         ---------
Income as adjusted                        1,697         4,081             3,952
Fixed Charges:
   Interest on indebtedness                 806         7,113             6,536
   Interest income                          (17)         (166)             (166)
   Loss on sale of investments              ---           265               265
   Non cash interest on indebtedness        ---           ---             2,185
   Amortization of debt
       discount and financing
       costs                                380           920               359
   Preferred dividends                      104           974             1,906
                                       --------      --------         ---------
                                        $ 1,273        $9,106          $ 11,085
Ratio of earnings to fixed
   charges                                  1.3           0.5               0.4
                                       ========      ========         =========
Insufficiency of earnings to
   cover fixed charges                  $   ---       $(5,025)         $ (7,133)
                                       ========      ========         =========